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EXHIBIT 23.1



                     CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Provato:

     We consent to the inclusion of our report dated March 28, 2001, except as to Note 8, which is as of August 16, 2001, with respect to the balance sheets of Provato as of December 31, 1999 and 2000, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended, which report appears in the Form 8-K/A of I-many, Inc. dated October 30, 2001.

/s/ KPMG LLP
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San Francisco, California
October 30, 2001